Exhibit 99.4

MALLINCKRODT LAUNCHES NOTES OFFERING

DUBLIN – April 6, 2015 – Mallinckrodt plc (NYSE: MNK) (“Mallinckrodt” or “the company”) today announced that two of its wholly-owned subsidiaries, Mallinckrodt International Finance S.A. and Mallinckrodt CB LLC, intend to offer (the “Offering”), subject to market and other conditions, approximately $1.2 billion of U.S. dollar-denominated senior unsecured notes due 2020 and 2025 (the “Notes”). The Notes will be guaranteed on a senior unsecured basis by Mallinckrodt and certain of its subsidiaries.

Mallinckrodt intends to use the proceeds from the Offering to finance its previously announced acquisition (the “Acquisition”) of all of the capital stock of Compound Holdings II, Inc. (the “Target”) and to pay certain fees, commissions and expenses related to the Offering and Acquisition. Ikaria, Inc. (“Ikaria”) is a wholly-owned subsidiary of the Target. There can be no assurance that the company will successfully complete the Offering on the terms described herein or at all.

The Notes will be offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933.

The Notes have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state laws.

This press release does not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities and does not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

In relation to each member state of the European Economic Area which has implemented the 2003/71/EC directive as amended (the “Prospectus Directive”) (each a “Relevant Member State”), an offer of Notes to the public has not been made and will not be made in that Relevant Member State, except that an offer in that Relevant Member State of Notes may be made at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive; to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of Goldman Sachs, as the representative of the initial purchasers; or in any other circumstances falling within Article 3(2) of the Prospectus Directive, and provided that no such offer shall result in a requirement to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

ABOUT MALLINCKRODT:

Mallinckrodt is a global specialty biopharmaceutical and medical imaging business that develops, manufactures, markets and distributes specialty pharmaceutical products and medical imaging agents. Areas of focus include therapeutic drugs for autoimmune and rare disease specialty areas like neurology, rheumatology, nephrology and pulmonology along with analgesics and central nervous system drugs for prescribing by office- and hospital-based physicians. The company’s core strengths include the acquisition and management of highly regulated raw materials; deep regulatory expertise; and specialized chemistry, formulation and manufacturing capabilities. The company’s Specialty Brands segment includes branded medicines; its Specialty Generics segment includes specialty generic drugs, active pharmaceutical ingredients and external manufacturing; and the Global Medical Imaging segment includes contrast media and nuclear imaging agents. Mallinckrodt has approximately 5,500 employees worldwide and a commercial presence in roughly 65 countries. The company’s fiscal 2014 revenue totaled $2.54 billion. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

FORWARD-LOOKING STATEMENTS:

Statements made herein that are not strictly historical, including statements regarding the Offering, the proposed acquisition of Ikaria, the expected timetable for the completion of the Offering or the proposed acquisition of Ikaria, future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s and Ikaria’s businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which we and Ikaria operate; the commercial success of Mallinckrodt’s products and of INOMAX®; Mallinckrodt’s ability to complete the Offering on the anticipated timeline or at all; the parties’ ability to satisfy the conditions to the acquisition of Ikaria, including the expiration of the waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and complete the acquisition of Ikaria on the anticipated timeline or at all; Mallinckrodt’s ability to realize anticipated growth, synergies and costs savings from its recently completed acquisitions and the acquisition of Ikaria; changes in laws and regulations; Mallinckrodt’s ability to identify, acquire or close future acquisitions; Mallinckrodt’s ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings (including with respect to the acquisition of Ikaria); the parties’ ability to successfully develop or commercialize new products; the parties’ ability to protect intellectual property rights; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; limited clinical trial data for H.P. Acthar® Gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt’s ability to achieve anticipated benefits of price increases; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; and the effectiveness of information technology infrastructure. These and other factors are identified and described in more detail in the “Risk Factors” section of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended September 26, 2014. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS:

Media

Rhonda Sciarra

Communications Manager

314-654-8618

rhonda.sciarra@mallinckrodt.com

Meredith Fischer

Senior Vice President, Communications and Public Affairs

314-654-3318

meredith.fischer@mallinckrodt.com

Investor Relations

Coleman N. Lannum, CFA

Senior Vice President, Investor Strategy and IRO

314-654-6649

cole.lannum@mallinckrodt.com

John Moten, CFA

Vice President, Investor Relations

314-654-6650

john.moten@mallinckrodt.com